SPECIMEN CERTIFICATE ONLY

CERTIFICATE                                                         NUMBER OF
   NUMBER                                                            SHARES
-----------                                                         ---------


                EATON VANCE INSURED NEW YORK MUNICIPAL BOND FUND
          Organized Under the Laws of The Commonwealth of Massachusetts
                        Series B Auction Preferred Shares
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                                                     Cusip No.__________________



         This certifies that SPECIMEN ONLY is the owner of ____________________ fully paid and non-assessable shares of Series B Auction Preferred Shares, $.01 par value per share, $25,000 Liquidation Preference Per Share, of Eaton Vance Insured New York Municipal Bond Fund (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

         IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ____ day of _____________________ A.D. 2002.

[                       ]              EATON VANCE INSURED NEW YORK MUNICIPAL
As Transfer Agent and Registrar          BOND FUND


By:_____________________________       By:    _____________________________
       Authorized Signature                   President


                                       Attest:_____________________________
                                              Secretary

         FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto _____________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated ______________________________, ________________

In presence of


____________________________________     ____________________________________

               Shares of Common Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

               The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.